Exhibit 99.1

FOR RELEASE:		September 28, 2010

Contacts:	Douglas J. Glenn
Executive Vice President, General Counsel and
Chief Operating Officer
(757) 217-3634

BOARDS OF HAMPTON ROADS BANKSHARES AND BANK OF HAMPTON ROADS ELECT NEW CHAIRMEN

Emil A. Viola Retires as Chairman and Member of the Boards of Directors of Company and Bank

           Norfolk, Virginia, September 28, 2010:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads ( the “Bank”) and Shore Bank, today announced the retirement of Emil A. Viola as Chairman and a member of the Board of Directors of the Company and the Bank.  The Boards of Directors of the Company and the Bank elected, respectively, Henry P. Custis, Jr. as Chairman of the Board of the Company and Herman A. Hall, III as Chairman of the Board of the Bank.  Mr. Viola’s retirement and the appointments of Mr. Custis and Mr. Hall will be effective upon the closing of the Company’s $255 million private placement transactions with institutional investors (the “Private Placement”).

           Mr. Viola was a founding director of the Bank and has served as Chairman of the Board of the Bank since 1991.  He has been Chairman of the Board of the Company since its incorporation in 2001.

           Mr. Custis is a Partner at Custis, Lewis & Dix, a law firm in Accomac, Virginia. He has practiced law since 1970. He was Chairman of the Board of Shore Financial Corporation until its merger with the Company on June 1, 2008 and currently serves as Chairman of Shore Bank, a position he has held since 1997. He also has served on boards for Eastern Shore Citizens Bank from 1974-1975 and predecessor banks to the current SunTrust Banks, Inc. Mr. Custis is a former director of the Eastern Shore of Virginia Community Foundation.

           Mr. Hall is a founding Board member of the Bank and has served as the Vice Chairman of the Company since June of 2009 and the Bank since April of 2008. He is designated as one of two financial experts on the Company’s Audit Committee, of which he is also Chairman. He is the managing member of Hallmark Development, LLC., a real estate development company, and is the managing member of several other residential and commercial real estate development companies. In addition, he has served as Secretary-Treasurer of Hall Farms, Inc., a truck farming operation.

           Mr. Viola said, “It has been an honor to serve the Company and the Bank as Chairman.  I am proud of the franchise we have built and the important role our banks play in their communities, and want to thank my colleagues on the Board and the employees of the Company and Bank for their dedication and support over the years.  The proposals approved by our shareholders this morning allow us to move toward a closing of the capital transaction and present the appropriate moment for me to retire from the Company and the Bank.”

           John A. B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer, said, “I have known and respected Chairman Viola for two decades. He is a man of impeccable integrity. He has provided strong leadership throughout his tenure and his guidance and support have been particularly valuable over the past year as we worked together to complete the integration of our three banks and raise the capital to position the company to move forward.”

           Mr. Custis said, “The recapitalization and other actions taken by the Board and management over the past year will give the Company a strong financial foundation that will help us to make the most of an outstanding community banking franchise in the coming years.”

           Mr. Hall said “As the Bank begins the next chapter of its history, we remain firmly committed to our community banking model and to continuing to provide the high level of service our customers and communities expect and deserve.”

Additional Information

           The Private Placement discussed above involves the sale of securities in private transactions that will not be registered under the Securities Act of 1933.  This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s plans for raising capital, including closing on the Private Placement mentioned in this press release.  There can be no assurance that the Company will be able to close on the transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans including other third-party action and consents, including the successful participation of holders of our Series A and B preferred stock in the Exchange Offers and the United States Department of the Treasury in an exchange offer.  Additional factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our written agreement entered into with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions; and (8) changes in accounting standards and interpretations.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, and June 30, 2010, and other filings with the Securities and Exchange Commission.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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